As filed with the Securities and Exchange Commission on August 10, 2009
Registration No. 333-159979

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ILLINOIS TOOL WORKS INC.
(Exact name of Registrant as specified in its charter)

Delaware	3560	36-1258310
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3600 West Lake Avenue
Glenview, IL 60026-1215
(847) 724-7500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James H. Wooten, Jr.
Senior Vice President, General Counsel & Secretary
Illinois Tool Works Inc.
3600 West Lake Avenue
Glenview, IL 60026-1215
(847) 724-7500
(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kimberly K. Rubel
Drinker Biddle & Reath LLP
191 North Wacker Drive, Suite 3700
Chicago, IL 60606-1698
(312) 569-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☑	Accelerated filer:	☐
Non-accelerated filer:	☐	Smaller reporting company:	☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 10, 2009

PROSPECTUS

ILLINOIS TOOL WORKS INC.

EXCHANGE OFFER FOR
$800,000,000 5.15% Notes due 2014
$700,000,000 6.25% Notes due 2019

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the “exchange offer”), to exchange up to $800,000,000 aggregate principal amount of our 5.15% Notes due 2014 and up to $700,000,000 aggregate principal amount of our 6.25% Notes due 2019 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), which together we refer to as the “exchange notes,” for a like principal amount of our outstanding 5.15% Notes due 2014 and 6.25% Notes due 2019, which together we refer to as the “original notes.” The terms of the exchange offer are summarized below and are more fully described in this prospectus.

The terms of the exchange notes are substantially identical to the terms of the original notes in all material respects, except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

We will accept for exchange any and all original notes validly tendered and not properly withdrawn prior to 5:00 p.m., New York City time, on          , 2009, unless extended.

You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

We will not receive any proceeds from the exchange offer.

The exchange of original notes for exchange notes generally will not be a taxable event for U.S. federal income tax purposes.

Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of exchange notes received in exchange for original notes that had been acquired as a result of market-making or other trading activities. We have agreed that we will make available as promptly as practicable a copy of this prospectus, as it may be amended or supplemented, to any holder or any broker-dealer for use in connection with any such resale, together with an appropriate letter of transmittal and related documents. See “Plan of Distribution.”

The notes will not be listed on any securities exchange, quotation system or PORTAL.

See “Risk Factors” beginning on page 10 to read about important factors you should consider before tendering your original notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2009.

No information in this prospectus constitutes legal, business or tax advice, and you should not consider it as such. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding the exchange offer.

i

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain statements and information that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by the use of words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “guidance,” and other similar words, including, without limitation, statements regarding the timing of disposal of businesses held for sale, the impact of bankruptcies of particular customers in the transportation business, availability of raw materials and energy, the expiration of any one of our patents, the cost of compliance with environmental regulations, the adequacy of internally generated funds and credit facilities, the meeting of dividend payout objectives, the ability to fund debt service obligations, payments under guarantees, our portion of future benefit payments related to pension and postretirement benefits, the availability of additional financing, the outcome of outstanding legal proceedings, the impact of adopting new accounting pronouncements and the estimated amount of unrecognized tax benefits. These statements are subject to certain risks, uncertainties, and other factors, which could cause actual results to differ materially from those anticipated. Important risks that may influence future results include (1) a further downturn in the construction, general industrial, automotive or food institutional/restaurant and service markets, (2) changes or deterioration in international and domestic business and economic conditions, particularly in North America, Europe, Asia or Australia, (3) the unfavorable impact of foreign currency fluctuations and costs of raw materials, (4) decreases in credit availability, (5) an interruption in, or reduction in, introducing new products into our product lines, (6) an unfavorable environment for making acquisitions, domestic and international, including adverse accounting or regulatory requirements and market values of candidates, and (7) unfavorable tax law changes and tax authority rulings. The risks covered here are not all inclusive and given these and other possible risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

Forward-looking statements are inherently subject to risks and uncertainties, some of which we cannot predict or quantify. For a discussion of significant risks applicable to us, see “Risk Factors” below. Should one or more of these risks or uncertainties materialize, or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

ii

INCORPORATION OF DOCUMENTS BY REFERENCE

We are incorporating information contained in the reports we file with the Securities and Exchange Commission (the “SEC”) by reference, which means that we are disclosing important information to you in this document by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of such filings that are furnished rather than filed under applicable SEC rules), including any filings (i) after the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement, and (ii) after the date of this prospectus, until we have exchanged all of the notes to which this prospectus relates or the offering is otherwise terminated:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (except for Part II, Items 6, 7 and 8, which have been updated by our Current Report on Form 8-K filed August 7, 2009);

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009 (except for Part I, Items 1 and 2, which have been updated by our Current Report on Form 8-K filed August 7, 2009) and June 30, 2009;

•	Current Reports on Form 8-K filed January 7, 2009, February 5, 2009, March 27, 2009, May 12, 2009, June 19, 2009 and August 7, 2009; and

•	The portions of the Proxy Statement for our 2009 Annual Meeting filed March 25, 2009 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our common stock is listed on the New York Stock Exchange under the symbol “ITW.” The reports, proxy statements and other information that we file with the SEC are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may also access these filings free of charge through our Internet website, www.itw.com. Other than the documents referred to above under “Incorporation of Documents by Reference,” information on our Internet website is not part of this prospectus, and you should not consider it to be a part of this prospectus.

This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC. Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

James H. Wooten, Jr., Secretary
Illinois Tool Works Inc.
3600 West Lake Avenue
Glenview, IL 60026
(847) 724-7500

To obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the exchange offer, which is          , 2009.

iii

SUMMARY

This summary provides an overview of selected information about Illinois Tool Works Inc. and the offering and does not contain all the information you should consider in making a decision to purchase the exchange notes. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in, or incorporated by reference in, this prospectus. You should read the entire prospectus carefully before making an investment decision, including the discussion of significant risks applicable to us and to your participation in the exchange offer presented under “Risk Factors” below. Unless the context otherwise indicates, all references to “we,” “us” or “our” in this prospectus refer to Illinois Tool Works Inc.

Illinois Tool Works Inc.

We are a multinational manufacturer of a diversified range of industrial products and equipment with approximately 895 operations in 54 countries. These 895 businesses are internally reported as 63 operating segments to senior management. Our 63 operating segments have been aggregated into the following eight external reportable segments:

Industrial Packaging:  Businesses in this segment produce steel, plastic and paper products used for bundling, shipping and protecting goods in transit. In the Industrial Packaging segment, products include:

•	steel and plastic strapping and related tools and equipment;

•	plastic stretch film and related equipment;

•	paper and plastic products that protect goods in transit; and

•	metal jacketing and other insulation products.

Power Systems & Electronics:  Businesses in this segment produce equipment and consumables associated with specialty power conversion, metallurgy and electronics. In the Power Systems & Electronics segment, products include:

•	arc welding equipment;

•	metal arc welding consumables and related accessories;

•	metal solder materials for PC board fabrication;

•	equipment and services for microelectronics assembly;

•	electronic components and component packaging; and

•	airport ground support equipment.

Transportation:  Businesses in this segment produce components, fasteners, fluids and polymers, as well as truck remanufacturing and related parts and service. In the Transportation segment, products include:

•	metal and plastic components, fasteners and assemblies for automobiles and light trucks;

•	fluids and polymers for auto aftermarket maintenance and appearance;

•	fillers and putties for auto body repair; and

•	polyester coatings and patch and repair products for the marine industry.

Food Equipment:  Businesses in this segment produce commercial food equipment and related service. In the Food Equipment segment, products include:

•	warewashing equipment;

•	cooking equipment, including ovens, ranges and broilers;

•	refrigeration equipment, including refrigerators, freezers and prep tables;

•	food processing equipment, including slicers, mixers and scales; and

•	kitchen exhaust, ventilation and pollution control systems.

Construction Products:  Businesses in this segment produce tools, fasteners and other products for construction applications. In the Construction Products segment, products include:

•	fasteners and related fastening tools for wood applications;

•	anchors, fasteners and related tools for concrete applications;

•	metal plate truss components and related equipment and software; and

•	packaged hardware, fasteners, anchors and other products for retail.

Polymers & Fluids:  Businesses in this segment produce adhesives, sealants, lubrication and cutting fluid, and hygiene products. In the Polymers & Fluids segment, products include:

•	adhesives for industrial, construction and consumer purposes;

•	chemical fluids that clean or add lubrication to machines;

•	epoxy and resin-based coating products for industrial applications;

•	hand wipes and cleaners for industrial applications; and

•	pressure-sensitive adhesives and components for telecommunications, electronics, medical and transportation applications.

Decorative Surfaces:  Businesses in this segment produce decorative surfacing materials for countertops, flooring, furniture and other applications. In the Decorative Surfaces segment, products include:

•	decorative high-pressure laminate for countertops;

•	solid surface materials for countertops;

•	high-pressure laminate flooring;

•	laminate for furniture applications; and

•	high-pressure laminate worktops.

All Other:  This segment includes all other operating segments. In the All Other segment, products include:

•	equipment and related software for testing and measuring of materials and structures;

•	plastic reclosable packaging for consumer food storage;

•	plastic reclosable bags for storage of clothes and home goods;

•	plastic consumables that multi-pack cans and bottles and related equipment;

•	plastic fasteners and components for appliances, furniture and industrial uses;

•	metal fasteners and components for appliances and industrial applications;

•	swabs, wipes and mats for clean room usage;

•	foil, film and related equipment used to decorate consumer products;

•	product coding and marking equipment and related consumables;

•	paint spray and adhesive dispensing equipment; and

•	static and contamination control equipment.

80/20 Business Process

A key element of our business strategy is our continuous 80/20 business process for both existing businesses and new acquisitions. The basic concept of this 80/20 business process is to focus on what is most important (the 20% of the items which account for 80% of the value) and to spend less time and resources on the less important (the 80% of the items which account for 20% of the value). Our operations use this 80/20 business process to simplify and focus on the key parts of their business, and as a result, reduce complexity that often disguises what is truly important. Our 895 operations utilize the 80/20 process in various aspects of their business. Common applications of the 80/20 business process include:

•	Simplifying product lines by reducing the number of products offered by combining the features of similar products, outsourcing products or, as a last resort, eliminating low-value products.

•	Segmenting the customer base by focusing on the 80/20 customers separately and finding alternative ways to serve the 20/80 customers.

•	Simplifying the supplier base by partnering with 80/20 suppliers and reducing the number of 20/80 suppliers.

•	Designing business processes, systems and measurements around the 80/20 activities.

The result of the application of this 80/20 business process is that we have over time improved our long-term operating and financial performance. These 80/20 efforts can result in restructuring projects that reduce costs and improve margins. Corporate management works closely with those businesses that have operating results below expectations to help those businesses better apply this 80/20 business process and improve their results.

We were founded in 1912 and incorporated in 1915. Our principal offices are located at 3600 West Lake Avenue, Glenview, Illinois 60026. Our telephone number is (847) 724-7500. We maintain a website at www.itw.com. We are not including the information contained on our website as a part of, or incorporating it by reference into, this prospectus.

SUMMARY OF THE EXCHANGE OFFER

On March 26, 2009, we completed the private placement of $800,000,000 aggregate principal amount of 5.15% Notes due 2014 and $700,000,000 aggregate principal amount of 6.25% Notes due 2019. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the original notes, dated March 26, 2009, in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete an exchange offer for the original notes. Below is a summary of the exchange offer.

Securities offered	Up to $800,000,000 aggregate principal amount of new 5.15% notes due 2014 and up to $700,000,000 aggregate principal amount of new 6.25% notes due 2019 that have been registered under the Securities Act. The form and terms of these exchange notes are identical in all material respects to those of the original notes except that the exchange notes are registered under the Securities Act, and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

The exchange offer	We are offering to exchange up to $800,000,000 principal amount of our 5.15% Notes due 2014 and up to $700,000,000 principal amount of our 6.25% Notes due 2019 that have been registered under the Securities Act for a like principal amount of the original notes outstanding. You may tender original notes in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. We will issue exchange notes as soon as practicable after the expiration of the exchange offer. In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not properly withdrawn will be exchanged. As of the date of this prospectus, there are outstanding original notes consisting of $800,000,000 aggregate principal amount of 5.15% Notes due 2014 and $700,000,000 aggregate principal amount of 6.25% Notes due 2019. The $800,000,000 aggregate principal amount of our original 5.15% Notes due 2014 and $700,000,000 aggregate principal amount of our original 6.25% Notes due 2019 were offered under an Indenture dated as of November 1, 1986, as supplemented by a First Supplemental Indenture dated as of May 1, 1990 and an officers’ certificate dated as of March 26, 2009.

Expiration date; Tenders	The exchange offer will expire at 5:00 p.m., New York City time, on , 2009, unless we extend the exchange offer in our sole and absolute discretion. By tendering your original notes, you represent that:

• any exchange notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

• at the time of commencement of the exchange offer, you have no arrangement or understanding with any person to participate in, and are not engaged in and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

• you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act); and

•      if you are a broker-dealer that will receive exchange notes for your own account in exchange for original notes that were acquired as a result of market-making or other trading activities, then you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of exchange notes.

For further information regarding resales of the exchange notes by participating broker-dealers, see the discussion under the caption “Plan of Distribution.”

Accrued interest on the exchange notes and original notes	The exchange notes will bear interest from March 26, 2009. If your original notes are accepted for exchange, you will receive interest on the exchange notes and not on the original notes. Any original notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions to the exchange offer	The exchange offer is not subject to any conditions other than that it not violate any applicable law or applicable interpretations of the SEC staff. We may assert or waive these conditions in our sole discretion. If we materially change the terms of the exchange offer, we will resolicit tenders of the original notes. See “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding conditions to the exchange offer.

Procedures for tendering original notes	Except as described in the section titled “The Exchange Offer—Guaranteed Delivery Procedures,” a tendering holder must, on or prior to the expiration date:

•      transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the exchange agent at the address listed in this prospectus; or

•      if original notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent’s message to the exchange agent at the address listed in this prospectus. See “The Exchange Offer—Procedures for Tendering.”

Special procedures for Beneficial holders	If you are a beneficial holder of original notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your original notes are registered and instruct that person to tender on your behalf. See “The Exchange Offer—Procedures for Tendering.”

Guaranteed delivery procedures	If you wish to tender your original notes and you cannot deliver your original notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, you may tender your original notes by following the guaranteed delivery procedures under the heading “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal rights	Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

Acceptance of original notes and delivery of exchange notes	Subject to the conditions stated in the section “The Exchange Offer—Conditions to the Exchange Offer,” we will accept for exchange any and all original notes which are properly tendered in the exchange offer and not withdrawn before 5:00 p.m., New York City time, on the expiration date. The exchange notes will be delivered as soon as practicable after the expiration date. See “The Exchange Offer—Terms of the Exchange Offer.”

Material U.S. federal tax consequences	Your exchange of original notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes.

Exchange agent	The Bank of New York Mellon Trust Company, N.A., is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading “The Exchange Offer—Exchange Agent.”

Use of proceeds	We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and certain transfer taxes and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

Resales	Based on interpretations by the staff of the SEC as detailed in a series of no-action letters issued to third parties, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are acquiring the exchange notes in the ordinary course of your business;

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and

• you are neither an affiliate of ours nor a broker-dealer tendering notes acquired directly from us for your own account.

If you are an affiliate of ours and are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the exchange notes:

• you cannot rely on the applicable interpretations of the staff of the SEC; and

• you must comply with the registration requirements of the Securities Act in connection with any resale transaction.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the exchange notes issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling note holder required by the Securities Act in connection with any resale of the exchange notes.

Furthermore, any broker-dealer that acquired any original notes directly from us:

•      may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991), and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

• must also be named as a selling note holder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

As a condition to participation in the exchange offer, each holder will be required to represent that it is not our affiliate or a broker-dealer that acquired the original notes directly from us.

Consequences of not exchanging original notes	If you do not exchange your original notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your original notes. In general, you may offer or sell your original notes only:

• if they are registered under the Securities Act and applicable state securities laws;

• if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

• if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Although your original notes will continue to accrue interest, they will retain no rights under the registration rights agreement.

We currently do not intend to register the original notes under the Securities Act. Under some circumstances, certain participants in the exchange offer who may not freely sell exchange notes received in the exchange offer may require us to file, and to cause to become effective, a shelf registration statement covering resales of the original notes by these holders. For more information regarding the consequences of not tendering your original notes and our obligations to file a shelf registration statement, see “The Exchange Offer—Consequences of Exchanging or Failing to Exchange the Original Notes” and “The Exchange Offer—Registration Rights Agreement.”

Risk factors	See “Risk Factors” beginning on page 10 of this prospectus for a discussion of factors you should consider carefully before deciding to participate in the exchange offer.

SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

The following is a summary of the terms of the exchange notes. The form and terms of the exchange notes are identical in all material respects to those of the original notes except that the exchange notes are registered under the Securities Act, and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes. The exchange notes will evidence the same debt as the original notes and will be governed by the same indenture. When we refer to the terms “note” or “notes” in this prospectus, we are referring to the original notes and the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more detailed description of the terms and conditions of the exchange notes, see the section of this prospectus entitled “Description of Exchange Notes.”

Issuer	Illinois Tool Works Inc., a Delaware corporation.

Securities Offered	$800,000,000 aggregate principal amount of 5.15% Notes due 2014.
$700,000,000 aggregate principal amount of 6.25% Notes due 2019.

Maturity	The 2014 notes will mature on April 1, 2014.
The 2019 notes will mature on April 1, 2019.

Interest	Interest will accrue on the exchange notes from March 26, 2009 and will be payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2009.

Ranking	The notes will be our unsecured obligations and will rank on parity with all of our other unsecured and unsubordinated indebtedness.

Optional Redemption	We may redeem some or all of the notes, in whole or in part, at any time, from time to time, at the redemption prices set forth in the indenture, as summarized in this prospectus under the caption “Description of Exchange Notes—Optional Redemption.”

Certain Covenants	The indenture for the notes limits our ability to, among other things, engage in mergers, consolidations or similar transactions, create liens and engage in sale and leaseback transactions. See “Description of Exchange Notes—Covenants.”

RISK FACTORS

Before making any investment decision, including whether to participate in the exchange offer, you should carefully consider the risks described below and other information in this prospectus. Based on the information currently known to us, we believe that the following information identifies all known material risk factors relating to our business and the exchange notes and affecting the exchange offer. Risks and uncertainties are not limited to those set forth in the risk factors described below, however. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than the following risk factors may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks.

This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Forward-Looking Statements.”

Risks Relating to Our Business

For a discussion of risks related to our business and operations, please see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2008, as updated by our Current Report on Form 8-K filed August 7, 2009, and “Management’s Discussion and Analysis” in our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2009, which are incorporated by reference in this prospectus, as well as similar disclosures contained in our filings with the SEC subsequent to the date of this prospectus.

Risks Relating to the Exchange Notes

There is no current public market for the exchange notes, and a market may not develop.

The exchange notes are a new issue of securities for which there is currently no public trading market. We cannot guarantee:

•	the liquidity of any market that may develop for the exchange notes;

•	your ability to sell the exchange notes; or

•	the price at which you might be able to sell the exchange notes.

Liquidity of any market for the exchange notes and future trading prices of the exchange notes will depend on many factors, including:

•	prevailing interest rates;

•	our operating results; and

•	the market for similar securities.

The initial purchasers have advised us that they currently intend to make a market in the exchange notes, but they are not obligated to do so and may cease any market-making at any time without notice. We do not intend to apply for listing of any of the exchange notes on any securities exchange or for inclusion of any of the exchange notes in any automated quotation system. As a result, it may be difficult for you to find a buyer for the exchange notes at the time you want to sell them and, even if you find a buyer, you might not receive the price you want.

Risks Relating to the Exchange Offer

You may have difficulty selling the original notes that you do not exchange.

If you do not exchange your original notes for exchange notes pursuant to the exchange offer, the original notes you hold will continue to be subject to the existing transfer restrictions. The original notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not anticipate that we will register the original notes under the Securities Act. After the exchange offer is consummated, the trading market for the remaining untendered original notes may be small and inactive. Consequently, you may find it difficult to sell any original notes you continue to hold because there will be fewer original notes of such series outstanding.

Some noteholders may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

In addition, a broker-dealer that purchased original notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the exchange notes it receives in the exchange offer. Our obligation to make this prospectus available to broker-dealers is limited. We cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes.

Late deliveries of original notes or any other failure to comply with the exchange offer procedures could prevent a holder from exchanging its original notes.

Noteholders are responsible for complying with all exchange offer procedures. The issuance of exchange notes in exchange for original notes will only occur upon proper completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of original notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedure. Neither we nor the exchange agent are obligated to extend the exchange offer period or notify you of any failure to follow the proper procedure.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the last five fiscal years and for the six months ended June 30, 2009 is set forth below. You should read this table in conjunction with the consolidated financial statements and notes to financial statements incorporated by reference in this prospectus. See “Incorporation of Documents by Reference.”

For the purpose of computing these ratios, “earnings” consists of income from continuing operations before income taxes, noncontrolling interest expense and equity method earnings, plus fixed charges and dividends of unconsolidated affiliates, less preferred dividends of consolidated affiliates and noncontrolling interest expense. “Fixed charges” consists of interest expense (which includes amortization of debt expenses), capitalized interest and an estimate of the interest within rental expense. The ratio was calculated by dividing the sum of the fixed charges into the sum of “earnings.” Interest related to income tax matters is included in income taxes in the consolidated statement of income and is excluded from the computation of fixed charges.

	Six Months
	Ended
	June 30, 2009				Fiscal Year Ended December 31,
					Pro
	Pro				Forma
	Forma(1)		Actual		2008(1)		2008		2007		2006		2005		2004

Ratio of Earnings to Fixed Charges	3.7	x	4.4	x	9.9	x	13.1	x	19.6	x	21.6	x	18.6	x	20.0x

(1)	Sets forth our ratio of earnings to fixed charges on a pro forma basis to reflect the issuance of the original notes, including the receipt of net proceeds from the sale of the original notes after deducting the offering discount and fees and expenses, and repayment of outstanding commercial paper. Reflects the issuance of $1,500.0 million of original notes and repayment of commercial paper as of the beginning of the period indicated.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

When we completed the sale of the original notes on March 26, 2009, we entered into a registration rights agreement with the initial purchasers of the original notes. Under the registration rights agreement, we agreed to file a registration statement with the SEC relating to the exchange offer within 90 days of the issue date of the original notes. We also agreed to use our reasonable best efforts to cause the registration statement to become effective with the SEC within 150 days after the issue date of the original notes and to consummate this exchange offer within 180 days after the issue date of the original notes. The registration rights agreement provides that we will be required to pay additional interest to the holders of the original notes if we fail to comply with such filing, effectiveness and offer consummation requirements. See “—Registration Rights Agreement” below for more information on the additional interest we will owe if we do not complete the exchange offer within a specified timeline.

The exchange offer is not being made to holders of original notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction. A copy of the registration rights agreement has been filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on March 27, 2009, and is available from us upon request. See “Where You Can Find More Information.”

Terms of the Exchange Offer

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange original notes that are properly tendered on or before the expiration date and not withdrawn as permitted below. As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on          , 2009. However, if we, in our sole discretion, have extended the period of time for which the exchange offer is open, the term “expiration date” means the latest time and date to which we extend the exchange offer.

As of the date of this prospectus, $800,000,000 aggregate principal amount of original 5.15% notes due 2014 and $700,000,000 aggregate principal amount of original 6.25% notes due 2019 are outstanding. The original notes were offered under an Indenture, dated as of November 1, 1986, as supplemented by a First Supplemental Indenture dated as of May 1, 1990, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee. This prospectus, together with the letter of transmittal, is first being sent on or about          , 2009, to all holders of original notes known to us. Our obligation to accept original notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We reserve the right to extend the period of time during which the exchange offer is open. In the event of any such extension, we would delay acceptance for exchange of any original notes by giving oral or written notice of the extension to the holders of original notes as described below. During any extension period, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

Original notes tendered in the exchange offer must be in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under “—Conditions to the Exchange Offer.” We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Our acceptance of the tender of original notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and the accompanying letter of transmittal.

Procedures for Tendering

Except as described below, a tendering holder must, on or prior to the expiration date:

•	transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as the exchange agent, at the address listed below under the heading “—Exchange Agent;” or;

•	if original notes are tendered in accordance with the book-entry procedures listed below, the tendering holder must transmit an agent’s message to the exchange agent at the address listed below under the heading “—Exchange Agent.”

In addition:

•	the exchange agent must receive, on or before the expiration date, certificates for the original notes, if any;

•	the exchange agent must receive a timely confirmation of book-entry transfer of the original notes into the exchange agent’s account at The Depository Trust Company, or DTC, the book-entry transfer facility, along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

The method of delivery of original notes, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or original notes to us.

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s account.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the original notes surrendered for exchange are tendered:

•	by a registered holder of the original notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

We will determine in our sole discretion all questions as to the validity, form and eligibility of original notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

We reserve the right to reject any original note not properly tendered or any original note our acceptance of which would, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any conditions of the exchange offer as applicable to all original notes prior to the expiration date. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular original note prior to the expiration date. Our interpretation of the terms and conditions of the exchange offer as to any particular original note either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a reasonable period of time. Neither we, the exchange agent nor any other person will be under any duty to tendering holders to give notification of any defect or irregularity in any tender of original notes. Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

If the letter of transmittal is signed by a person other than the registered holder of original notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The original notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the original notes must be signed exactly as the name of any registered holder appears on the original notes.

If the letter of transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things:

•	any exchange notes the holder receives in the exchange offer are being acquired in the ordinary course of the holder’s business;

•	the holder is not our “affiliate” (within the meaning of Rule 405 under the Securities Act); and

•	the holder does not have any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes.

Any purchaser of original notes who is either our “affiliate” (within the meaning of the Securities Act) who intends to participate in the exchange offer for the purpose of distributing the exchange notes or a broker-dealer (within the meaning of the Securities Act) that acquired original notes in a transaction other than as part of its trading or market-making activities and who has arranged or has an understanding with any person to participate in the distribution of the exchange notes: (1) will not be able to rely on the interpretation by the staff of the SEC set forth in the applicable no-action letters; (2) will not be able to tender its original notes in the exchange offer; and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. However, a broker-dealer may be a statutory underwriter. See “Plan of Distribution.”

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered, unless we terminate the exchange offer because of the non-satisfaction of conditions. We will issue the exchange notes as soon as practicable after acceptance of the original notes. See “—Conditions to the Exchange Offer” below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

For each original note accepted for exchange, the holder of the original note will receive an exchange note having a principal amount equal to that of the surrendered original note. The exchange notes will bear interest from the most recent date to which interest has been paid on the original notes or, if no interest has been paid, from March 26, 2009, the date of delivery of the original notes. The first interest payment date is October 1, 2009. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from March 26, 2009. Original notes accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of original notes whose original notes are accepted for exchange will not receive any payment for accrued interest on the original notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the original notes.

In all cases, issuance of exchange notes for original notes will be made only after timely receipt by the exchange agent of:

•	certificates for the original notes, or a timely book-entry confirmation of the original notes into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal; and

•	all other required documents.

Unaccepted or non-exchanged original notes will be returned without expense to the tendering holder of the original notes. In the case of original notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged original notes will be returned or recredited promptly.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the original notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems must make book-entry delivery of original notes by causing DTC to transfer those original notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify this acceptance, execute a book-entry transfer of the tendered original notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant. Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address listed below under “—Exchange Agent” on or prior to the expiration date; or

•	comply with the guaranteed delivery procedures described below.

Exchanging Book-Entry Notes

The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program, or ATOP, procedures to tender original notes. Any participant in the book-entry transfer facility may make book-entry delivery of original notes by causing the book-entry transfer facility to transfer such original notes into the exchange agent’s account in accordance with the book-entry transfer facility’s ATOP procedures for transfer. However, the exchange for the original notes so tendered will only be made after book-entry confirmation of the book-entry transfer of original notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering original notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

Guaranteed Delivery Procedures

If a registered holder of original notes desires to tender the original notes, and the original notes are not immediately available, or time will not permit the holder’s original notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

•	the tender is made through an eligible institution;

•	prior to the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery,

(1)	stating the name and address of the holder of original notes and the amount of original notes tendered;

(2)	stating that the tender is being made; and

(3)	guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

Tenders of original notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated below under “—Exchange Agent” before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of the original notes;

•	in the case of original notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the original notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original notes and otherwise comply with the procedures of such facility;

•	contain a statement that the holder is withdrawing his election to have the original notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the original notes register the transfer of the original notes in the name of the person withdrawing the tender; and

•	specify the name in which the original notes are registered, if different from that of the depositor.

If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any original notes so withdrawn will be deemed not to have been validly tendered for exchange. No exchange notes will be issued unless the original notes so withdrawn are validly re-tendered. Any original notes that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. In the case of original notes tendered by book-entry transfer, the original notes will be credited to an account maintained with the book-entry transfer facility for the original notes. Properly withdrawn original notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time on or before 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes, and may terminate or amend the exchange offer, if at any time prior to the expiration date any of the following events occurs:

•	any order or decree issued by any court or governmental agency or other governmental regulatory or administrative agency or commission makes it unlawful for us to proceed with the exchange offer;

•	a change in applicable law prohibits the consummation of the exchange offer; or

•	any interpretation of applicable law by the SEC staff conflicts with the consummation of the exchange offer.

In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any original notes, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part. We are required to use our reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

The Bank of New York Mellon Trust Company, N.A.
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations
Reorganization Unit
101 Barclay Street–7 East
New York, NY 10286
Attention: Mr. William Buckley
By Facsimile: (212) 298-1915
By Telephone: (212) 815-5788

(for eligible Institutions only):
Attn: Mr. William Buckley
(212) 298-1915
Confirm by Telephone:
(212) 815-5788

All other questions should be addressed to Illinois Tool Works Inc., (847) 657-4929, Attention: Kathleen Nuzzi. If you deliver the letter of transmittal to an address other than the address for the exchange agent indicated above or transmit instructions via facsimile other than to any facsimile number for the exchange agent indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of old notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of old notes pursuant to the exchange offer.

Transfer Taxes

We will pay any transfer taxes in connection with the tender of original notes in the exchange offer unless you instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offer. The expenses of the exchange offer that we pay will be charged to expense in accordance with generally accepted accounting principles.

Consequences of Exchanging or Failing to Exchange the Original Notes

Holders of original notes who do not exchange their original notes for exchange notes in the exchange offer will continue to be subject to the provisions in the indenture regarding transfer and exchange of the original notes and the restrictions on transfer of the original notes as described in the legend on the original notes as a consequence of the issuance of the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the original notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Original note holders that do not exchange original notes for exchange notes in the exchange offer will no longer have any registration rights with respect to the original notes.

Under existing interpretations of the Securities Act by the SEC’s staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below. However, any purchaser of exchange notes who is one of our “affiliates” (as defined in Rule 405 under the Securities Act) or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the interpretation of the SEC’s staff;

•	will not be able to tender its original notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation regarding the exchange offer and there can be no assurance that the SEC’s staff would make a similar determination with respect to the exchange notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Registration Rights Agreement

The following description is a summary of the material provisions of the registration rights agreement with respect to the original notes. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement in its entirety because it, and not this description, defines your registration rights as holders of the original notes. A copy of the registration rights agreement has been filed as an exhibit to the Current Report on Form 8-K that we filed with the SEC on March 27, 2009 and is available from us upon request. See “Where You Can Find More Information.”

On March 26, 2009, we and the initial purchasers entered into a registration rights agreement with respect to the original notes. Pursuant to the registration rights agreement, we agreed to file with the SEC a registration statement (the “Exchange Offer Registration Statement”) on the appropriate form under the Securities Act, with respect to the exchange notes. This prospectus is part of the required Exchange Offer Registration Statement.

If the original notes are not freely tradable pursuant to Rule 144 under the Securities Act and:

•	we determine that registration of the exchange offer is not available or that the exchange offer may not be completed as soon as practicable after the closing of the exchange offer because it would violate applicable law or SEC policy;

•	for any reason, the exchange offer is required to be but not consummated within the required time period; or

•	any holder of original notes that participates in the exchange offer fails to receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of that holder as an affiliate of us within the meaning of the Securities Act or as a broker-dealer);

we will file with the SEC a shelf registration statement (the “Shelf Registration Statement”) to cover resales of the original notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement. In addition, we may elect to file a Shelf Registration Statement even if not otherwise required to do so (a “Voluntary Shelf Registration Statement”).

We will use our reasonable best efforts to cause the applicable registration statement to be declared effective by the SEC within the time periods specified in the following paragraph.

The registration rights agreement provides that:

(1)	unless the exchange offer is not permitted by applicable law or SEC policy, we must file the Exchange Offer Registration Statement with the SEC on or prior to the 90th day after the issue date of the original notes;

(2)	unless the exchange offer is not permitted by applicable law or SEC policy, we must use our reasonable best efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to the 150th day after the issue date of the original notes;

(3)	unless the original notes are freely tradable pursuant to Rule 144 of the Securities Act or unless the exchange offer is not permitted by applicable law or SEC policy, we must

(a)	commence the exchange offer promptly after the Exchange Offer Registration Statement has been declared effective;

(b)	use our reasonable best efforts to cause the exchange to be completed not later than 180 days after the issue date of the original notes; and

(c)	if obligated to file the Shelf Registration Statement, we would file the Shelf Registration Statement with the SEC on or prior to 45 days after such filing obligation arises and use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or prior to 60 days after such filing.

To the extent the original notes were not freely tradable pursuant to Rule 144 under the Securities Act after the issue date of the original notes, and:

(1)	we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

(2)	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness; or

(3)	we fail to consummate the exchange offer, and a Voluntary Shelf Registration Statement has not become effective, on or prior to September 22, 2009; or

(4)	the Shelf Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales or exchanges of original notes during the periods specified in the registration rights agreement, including during any blackout period relating to the Shelf Registration Statement permitted by the registration rights agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then we will pay additional interest to each holder of notes, which will accrue from and including the day after the date such Registration Default occurs and until it no longer exists or the first anniversary of the issuance of the original notes, whichever first occurs.

During the time that additional interest is accruing, the rate of additional interest will be 0.25% per annum during the first 90-day period after a Registration Default and will increase to 0.50% per annum thereafter, but in no event will the rate exceed 0.50% per annum in the aggregate regardless of the number of Registration Defaults. No additional interest will accrue if we timely file an Exchange Offer Registration Statement but are unable to complete the exchange offer because of a change in applicable law and we then proceed timely with the filing and effectiveness of the Shelf Registration Statement. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of additional interest for such subsequent Registration Default will initially be 0.25% per annum, regardless of the additional interest rate in effect with respect to any prior Registration Default at the time of the cure of the Registration Default.

All accrued additional interest will be paid by us on each interest payment date to the holders in the same manner as other interest is paid on the original notes. See “Description of Exchange Notes—Interest Payments and Maturity.”

Following the cure of all Registration Defaults, the accrual of additional interest will cease. The provision for additional interest will be the only monetary remedy available to holders under the registration rights agreement.

Holders of the original notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and to deliver certain information to be used in connection with any Shelf Registration Statement within the time periods set forth in the registration rights agreement in order to have their original notes included in the Shelf Registration Statement and benefit from the provisions regarding additional interest set forth above. By acquiring original notes, a holder will be deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any Shelf Registration Statement. Holders of original notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from us.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. In consideration for issuing exchange notes, we will receive in exchange original notes of like principal amount. The original notes surrendered in exchange for exchange notes will be retired and canceled.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table presents our selected consolidated financial data for the periods indicated. The consolidated statement of income data for each of the years in the three-year period ended December 31, 2008 and the consolidated statement of financial position data as of December 31, 2008 and 2007 have been derived from our audited consolidated financial statements incorporated by reference herein. The consolidated statement of income data for the years ended December 31, 2005 and 2004 and the consolidated statement of financial position data as of December 31, 2006, 2005 and 2004 have been derived from the audited consolidated financial statements not included or incorporated by reference herein. The consolidated statement of income data for the six months ended June 30, 2009 and 2008 and the consolidated statement of financial position data as of June 30, 2009 have been derived from our unaudited interim consolidated financial statements incorporated by reference herein. The consolidated statement of financial position data as of June 30, 2008 have been derived from our unaudited interim consolidated financial statements not included or incorporated by reference herein.

The selected historical consolidated financial data presented below should be read in conjunction with our audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Fiscal 2008 Form 10-K, as updated by our Current Report on Form 8-K filed August 7, 2009, and “Management’s Discussion and Analysis” in our Fiscal 2009 Second Quarter Form 10-Q, which are incorporated by reference in this prospectus. See “Incorporation of Documents by Reference.” Our audited consolidated financial information may not be indicative of our future performance.

In thousands	Six Months Ended
(except per share	June 30		Fiscal Year Ended December 31,
amounts)	2009	2008	2008	2007	2006	2005	2004

Operating revenues	$6,539,285	$8,681,691	$17,100,341	$16,110,267	$13,788,346	$12,540,360	$11,336,102
Income from continuing operations	170,927	924,042	1,691,093	1,827,691	1,680,551	1,480,435	1,330,138
Income from continuing operations per common share:
Basic	0.34	1.76	3.26	3.31	2.97	2.59	2.20
Diluted	0.34	1.75	3.24	3.29	2.95	2.57	2.18
Total assets at period end	14,741,675	16,589,955	15,203,551	15,525,862	13,880,439	11,445,643	11,351,934
Long-term debt at period end	2,855,812	1,462,435	1,247,883	1,888,839	955,610	958,321	921,098
Cash dividends declared per common share	0.62	0.56	1.18	0.98	0.75	0.61	0.52

Certain reclassifications of prior years’ data have been made to conform with current year reporting, including discontinued operations.

On January 1, 2007, we adopted Financial Accounting Standards Board (“FASB”) Staff Position No. FAS 13-2, Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction (“FSP 13-2”). FSP 13-2 addresses how a change or projected change in the timing of cash flows relating to income taxes generated by a leveraged lease transaction affects the accounting by a lessor for that lease. Refer to the Investments note in the Notes to Financial Statements included in Item 8 Financial Statements and Supplementary Data in Exhibit 99.1 of our Current Report on Form 8-K filed August 7, 2009, for discussion of the change in accounting principle.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106 and 132(R) (“SFAS 158”). On December 31, 2006, we adopted the recognition and disclosure provisions of SFAS 158. This statement requires employers to recognize the overfunded or underfunded status of defined benefit pension and postretirement plans as an asset or liability in its statement of financial position and previously unrecognized changes in that funded status through accumulated other comprehensive income. On January 1, 2008, we adopted the measurement date provisions of SFAS 158, which required us to change its measurement date to correspond with our fiscal year-end. We previously used a September 30 measurement date. Refer to the Retirement Plans and Postretirement Benefits note in the Notes to Financial Statements included in Item 8 Financial Statements and Supplementary Data in Exhibit 99.1 of our Current Report on Form 8-K filed August 7, 2009, for discussion of the effect of the change in accounting principle.

Effective January 1, 2005, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), which requires us to measure the cost of employee services received in exchange for equity awards based on the grant date fair value. Upon adoption of SFAS 123R, we record compensation expense for the fair value of stock awards over the remaining service periods of those awards.

DESCRIPTION OF EXCHANGE NOTES

On March 26, 2009 we issued in a private placement $800,000,000 aggregate principal amount of 5.15% Notes due 2014 and $700,000,000 aggregate principal amount of 6.25% Notes due 2019. The original notes were not registered under the Securities Act and were issued, and the exchange notes will be issued, under the Indenture dated as of November 1, 1986, as supplemented by a First Supplemental Indenture dated as of May 1, 1990, between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, with certain terms of the original notes and the exchange notes being set forth in an officers’ certificate dated March 26, 2009 (together, the “indenture”).

Except as set forth in this prospectus, the terms of the exchange notes are identical in all material respects to the terms of the original notes except that the exchange notes are registered under the Securities Act, and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes.

The indenture contains provisions that define your rights under the exchange notes and governs our obligations under the exchange notes. The indenture provides for the issuance of the exchange notes and sets forth the duties of the Trustee. The following description is only a summary of certain provisions of the indenture and the exchange notes, and is qualified in its entirety by reference to the provisions of the indenture and the exchange notes, including the definitions therein of certain terms. The terms of the exchange notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

Copies of the Indenture and the First Supplemental Indenture have been filed as exhibits to the Registration Statement on Form S-3 that we filed with the SEC on January 15, 1999. A copy of the Officers’ Certificate relating to the original notes and the exchange notes was filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on March 27, 2009. Each of these documents is available from us upon request. See “Where You Can Find More Information.” We urge you to read the indenture (including the forms of the 2014 exchange note and the 2019 exchange note) because it, and not this description, defines your rights as a holder of exchange notes. Certain defined terms used in this description but not defined below have the meanings assigned to them in the indenture.

The registered holder of an exchange note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

General

We will issue each of the 2014 exchange notes and the 2019 exchange notes as a separate series of debt securities under the indenture.

The 2014 exchange notes will initially be limited to $800,000,000 aggregate principal amount, and the 2019 exchange notes will initially be limited to $700,000,000 aggregate principal amount. The exchange notes will not have the benefit of any sinking fund. The exchange notes will not be convertible or exchangeable. We will issue the exchange notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We may from time to time under the indenture, without the consent of the existing holders of exchange notes, create and issue additional notes of either series with the same terms and conditions and with the same CUSIP number as the exchange notes of such series, except for issue date, issue price and the first payment of interest thereon. Additional notes of such series issued in this manner will be consolidated with and will form a single series with the previously outstanding exchange notes of the applicable series.

Ranking

The exchange notes will be our direct, unsecured obligations. They will rank on a parity with all of our other unsecured and unsubordinated indebtedness.

Interest Payments and Maturity

The 2014 exchange notes will mature on April 1, 2014, and the 2019 exchange notes will mature on April 1, 2019. The exchange notes will be issued in book-entry form only. At our option, we may redeem the exchange notes prior to maturity.

The exchange notes will bear interest from March 26, 2009, payable semi-annually in arrears on April 1 and October 1 to the persons in whose name they are registered at the close of business on March 15 or September 15 preceding the interest payment date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The first interest payment will be made on October 1, 2009.

Principal of and any premium or interest on the exchange notes will be payable, and the exchange notes may be registered for transfer or exchanged without payment of any charge (other than any tax or other governmental charge payable in connection therewith), at our office or agency in Chicago, Illinois and any other location we designate. Initially, the trustee’s offices in Chicago, Illinois and New York, New York will serve as our offices and agency for these purposes. However, we may elect that payment of interest on registered exchange notes be made by check mailed to the address of the appropriate person as it appears on the security register or by wire transfer as instructed by the appropriate person.

If any interest payment date or maturity or redemption date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

Optional Redemption

At any time and from time to time, the 2014 exchange notes and the 2019 exchange notes will in each case be redeemable in whole or in part, at our option, at a redemption price equal to the greater of:

(1)	100% of the principal amount of the notes to be redeemed on the date of redemption; or;

(2)	the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed on the date of redemption (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis at the Treasury Rate (as defined below) plus 50 basis points, as determined by a Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the date of redemption. Notwithstanding the foregoing, installments of interest on exchange notes that are due and payable on interest payment dates falling on or prior to a date of redemption will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the exchange notes and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the series of the exchange notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Primary Treasury Dealer” means a primary United States government securities dealer in the United States.

“Reference Treasury Dealer” means (i) Banc of America Securities LLC and HSBC Securities (USA) Inc. (or their respective affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer(s) (in any case not less than two) selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

We will, or will cause the trustee on our behalf to, mail notice of a redemption to holders of exchange notes to be redeemed by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the exchange notes or portions thereof called for redemption. On or before the redemption date, we will deposit with a paying agent (which may be the trustee) or set aside, segregate and hold in trust (if we are acting as paying agent), funds sufficient to pay the redemption price of, and accrued and unpaid interest on, such notes to be redeemed on that redemption date. If fewer than all of the notes of a series are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular notes or portions thereof for redemption from the outstanding exchange notes of such series not previously called by such method as the trustee deems fair and appropriate; provided, however, that no exchange notes of a principal amount of $2,000 or less shall be redeemed in part.

Covenants

The following covenants apply to the exchange notes. Each of the covenants is subject to the provision for exempted indebtedness described below.

For your reference, we have provided below definitions of the capitalized terms used in the description of the covenants.

Limitation on Liens

We will not, nor will we permit any Restricted Subsidiary to, issue, assume or guarantee any debt for money borrowed if such debt is secured by a mortgage, security interest, lien, pledge or other encumbrance (referred to in this prospectus as a “lien”) on any Principal Property, or on any shares of stock or indebtedness of any Restricted Subsidiary, without in any such case effectively providing that the exchange notes (and if we so choose, any other debt or obligation that ranks equally with the exchange notes) are secured equally and ratably with, or prior to, such debt.

These restrictions do not apply to debt secured by:

•	liens on property of a corporation existing at the time it becomes a subsidiary or at the time it is merged into or consolidated with or purchased by us or a subsidiary;

•	liens on property existing at the time of its acquisition and certain purchase money liens;

•	liens securing the cost of construction of new plants, incurred within 180 days of completion of construction;

•	liens securing the debt of a Restricted Subsidiary owing to us or another Restricted Subsidiary;

•	liens in connection with the issuance of certain industrial revenue bonds or similar financings;

•	liens existing on the date of the indenture;

•	certain other liens specified in the indenture that are customarily exempted from restrictions in offerings of securities similar to the notes; and

•	any extensions, renewals or replacements, in whole or in part, of any lien referred to above, as long as the principal amount of debt secured by any such lien does not increase and the lien is limited to all or part of the same property that previously secured the lien.

Limitation on Sale and Lease-back

We will not, nor will we permit any Restricted Subsidiary to, engage in a sale and lease-back transaction of any Principal Property (except for certain temporary leases and leases with a Restricted Subsidiary) unless:

•	we or the Restricted Subsidiary could (subject to the limitation on liens) incur debt secured by a lien on the Principal Property to be leased without equally and ratably securing the notes; or

•	within 180 days following such a transaction, we retire long-term debt equal to the value of the transaction.

Exempted Indebtedness

We and our Restricted Subsidiaries may incur debt and enter into sale and lease-back transactions without regard to the two covenants described above if the sum of such debt and the value of such sale and lease-back transactions on a cumulative basis does not exceed 10% of the Consolidated Net Tangible Assets (which is total assets less current liabilities, goodwill and other intangibles) as shown on our audited consolidated statement of financial position in our latest annual report to our stockholders.

Definitions

“Principal Property” means any manufacturing plant or other facility within the United States that we or a subsidiary own or lease, unless our Board of Directors determines that the plant or facility, together with any others so determined, is not of material importance to the total business of us and our Restricted Subsidiaries.

“Restricted Subsidiary” means any subsidiary (other than a subsidiary principally engaged in leasing or financing installment receivables or financing operations outside the United States) that owns or leases a Principal Property if: (1) substantially all of its property is located in the United States, (2) substantially all of its business is carried on in the United States, or (3) it is incorporated in any State of the United States.

Consolidation or Merger

We may consolidate or merge with another corporation or sell, convey or lease all or substantially all of our assets to another corporation or entity. The successor or acquiring corporation or entity must expressly assume all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the exchange notes and performance of the covenants. If, upon any such consolidation, merger, sale, conveyance or lease, or upon any such consolidation, merger, sale, conveyance or lease with respect to a Restricted Subsidiary, any Principal Property or shares of stock or indebtedness of a Restricted Subsidiary would become subject to a lien that is not in favor of us, a Restricted Subsidiary or any such successor or acquiring corporation or entity, we must, before or at the time of such transaction, effectively provide that the exchange notes will be secured (if we so choose, equally and ratably with any other obligation of us or a Restricted Subsidiary that ranks equally with the exchange notes) by a direct lien on such Principal Property or shares of stock or indebtedness of a Restricted Subsidiary that is prior to all liens other than pre-existing liens on such Principal Property or shares of stock or indebtedness of a Restricted Subsidiary, and that will continue as long as such Principal Property, shares of stock or indebtedness is subject to the lien arising in such transaction.

Events of Default

An event of default for any series of the exchange notes includes the following:

•	failure to pay any installment of interest on the notes of that series that continues for 30 days after such payment is due;

•	failure to pay principal of or premium, if any, on the notes of that series when due;

•	failure to perform any of the other covenants or agreements in the exchange notes or in the indenture and relating to the exchange notes of that series that continues for 60 days after notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding exchange notes of that series; or

•	certain events of bankruptcy, insolvency or reorganization of us.

An event of default with respect to a particular series of exchange notes issued under the indenture does not necessarily constitute an event of default with respect to any other series. The indenture provides that the trustee will, with certain exceptions, notify the holders of the affected series of exchange notes of the occurrence of any of the events of default listed above (not including any applicable grace period and irrespective of the giving of notice as described in the third bullet) known to the trustee within 90 days after the occurrence thereof. Except in the case of a default in the payment of principal of, or premium, if any, or interest on a series of the exchange notes, the trustee may withhold notice if it determines in good faith that withholding notice is in the interest of the holders.

If an event of default is continuing for any series of the exchange notes, the trustee or the holders of not less than 25% in aggregate principal amount of the affected series of exchange notes then outstanding may declare the principal amount of that series of the exchange notes to be due and payable immediately. In such a case, subject to certain conditions, the holders of a majority in aggregate principal amount of that series of the exchange notes then outstanding can annul the declaration and waive past defaults.

We are required to provide an annual officers’ certificate to the trustee concerning our compliance with certain covenants we make in the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is not obligated to exercise any of its rights or powers at the request or direction of any of the holders of notes unless the holders have offered the trustee reasonable security or indemnity. The holders of a majority in principal amount of the outstanding exchange notes of each series affected by an event of default may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any of the trustee’s trusts or powers with respect to that series of the exchange notes; however, the trustee may decline to follow such direction in certain circumstances.

Modification and Amendment of the Indenture

We may enter into supplemental indentures with the trustee without the consent of the holders of the exchange notes to, among other things:

•	evidence the assumption by a successor corporation of our obligations under the indenture;

•	appoint additional or separate trustees to act under the indenture;

•	add covenants for the protection of the holders of the exchange notes; and

•	cure any ambiguity or correct any inconsistency in the indenture.

With the consent of the holders of a majority in aggregate principal amount of the securities of each affected series issued under the indenture at the time outstanding, we may execute supplemental indentures with the trustee to add provisions or change or eliminate any provision of the indenture or any supplemental indenture relating to such series or to modify the rights of the holders of those securities. However, no such supplemental indenture will (1) extend the fixed maturity of any securities, reduce the principal amount (including in the case of discounted securities the amount payable upon acceleration of the maturity thereof), reduce the rate or extend the time of payment of any interest, reduce any premium payable upon redemption, or change the currency in which any securities are payable, without the consent of each holder of affected securities, or (2) reduce the aforesaid majority in principal amount of the securities of any series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all securities of such series.

Defeasance and Discharge of Indenture or Certain Obligations

At our option, we (1) will be discharged from all obligations under the indenture in respect of the exchange notes of a series (except for certain obligations to register the transfer of or to exchange notes, replace stolen, lost or mutilated notes, maintain paying agencies and hold monies for payment in trust) or (2) need not comply with certain covenants of the indenture (including the limitation on liens and the limitation on sale and lease-back) and will not be limited by the restrictions in the indenture with respect to merger, consolidation or sale, conveyance or lease of substantially all of our assets, in each case if we irrevocably deposit with the trustee, in trust, money or U.S. government obligations (or a combination thereof) sufficient to pay the principal of and any premium or interest on the exchange notes when due and satisfy other conditions in the indenture. In order to select either option, we must provide the trustee, among other things, a ruling from or published by the Internal Revenue Service (in the case of option 1) or an opinion of counsel (in the case of option 2) to the effect that holders of the exchange notes will not recognize income, gain or loss for Federal income tax purposes as a result of our exercise of the option, as if we had not exercised such option.

In the event we exercise our option under (2) above with respect to the exchange notes and the exchange notes of any series are declared due and payable because of the occurrence of any event of default other than default with respect to such obligations, the amount of money and U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the exchange notes of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the exchange notes of that series at the time of the acceleration resulting from such event of default. We would remain liable, however, for such payments.

Book-Entry System

Global Notes

We will issue each series of the exchange notes as one or more registered global notes in definitive form without coupons. The global exchange notes will be deposited with or on behalf of the Depository Trust Company (DTC) as depositary and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global exchange notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global exchange notes through either DTC (in the United States), Clearstream Banking, société anonyme, Luxembourg, which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their United States depositaries, which in turn will hold such interests in customers’ securities accounts in the United States depositaries’ names on the books of DTC. We have obtained the information in this section concerning DTC, Clearstream and Euroclear and the book entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

We understand that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•	DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, including Clearstream and Euroclear.

•	DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing

Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•	Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We understand that Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the initial purchasers. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the “Euroclear Operator,” under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the “Cooperative.” All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the initial purchasers or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global exchange notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the initial purchasers with portions of the principal amounts of the global exchange notes; and

•	ownership of the exchange notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the exchange notes represented by a global exchange note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in exchange notes represented by a global exchange note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global exchange note, DTC or that nominee will be considered the sole owner or holder of the exchange notes represented by that global exchange note for all purposes under the indenture and under the exchange notes. Except as described below, owners of beneficial interests in a global exchange note will not be entitled to have exchange notes represented by that global exchange note registered in their names, will not receive or be entitled to receive physical delivery of certificated exchange notes and will not be considered the owners or holders thereof under the indenture or under the exchange notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global exchange note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of exchange notes under the indenture or a global exchange note.

None of us, the trustee or the initial purchasers will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the exchange notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to beneficial ownership interests in the exchange notes.

Payments on the exchange notes represented by the global exchange notes will be made to the person specified in the global exchange notes, which initially will be DTC or its nominee. We expect that DTC or its nominee, upon receipt of any payment on the exchange notes represented by a global exchange note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global exchange note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global exchange note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be solely responsible for those payments.

Distributions on the exchange notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the United States depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the exchange notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the United States depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the exchange notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the United States depositary. Such cross-market transactions, however, will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the United States depositary to take action to effect final settlement on its behalf by delivering or receiving the exchange notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their United States depositaries.

Because of time-zone differences, credits of the exchange notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the exchange notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the exchange notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the exchange notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

If the depositary at any time notifies us that it is unwilling or unable to continue as a depositary, or if the depositary becomes ineligible to serve, and we do not appoint a successor depositary within 90 days, we will issue exchange notes in definitive form in exchange for the global exchange notes. In addition, we may at any time and in our sole discretion determine not to have any series of exchange notes represented by one or more global exchange notes and, in such event, we will issue exchange notes of that series in definitive form in exchange for the global exchange note or notes. In any such instance, if we issue registered exchange notes in exchange for global exchange notes, we will register the definitive exchange notes in such names and in such denominations authorized under the indenture as the depositary, pursuant to instructions from its direct or indirect participants or otherwise, instructs the trustee. The trustee will deliver the registered definitive exchange notes to or on the order of the persons in whose names they are registered.

Governing Law

The indenture and the exchange notes will be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to agreements made or instruments entered into and, in each case, performed in said state.

Relationship with Trustee

The Bank of New York Mellon Trust Company, N.A. currently serves as the trustee with respect to other of our outstanding debt securities and will serve as exchange agent for the exchange offer.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences to a holder who purchased original notes in the initial offering at the issue price relating to the exchange of original notes for exchange notes pursuant to the exchange offer. This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, such as original notes held by investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including private foundations) and partnerships and their partners), or to persons that hold the original notes as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes or that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any state, local, or non-U.S. tax considerations. Each prospective investor is urged to consult his tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences of the acquisition, ownership, and disposition of the exchange notes.

An exchange of original notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. Consequently, a holder of original notes generally will not recognize gain or loss, for U.S. federal income tax purposes, as a result of exchanging original notes for exchange notes pursuant to the exchange offer. The holding period of the exchange notes generally will be the same as the holding period of the original notes and the tax basis in the exchange notes generally will be the same as the adjusted tax basis in the original notes as determined immediately before the exchange.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of exchange notes received in exchange for original notes that had been acquired as a result of market-making or other trading activities. We have agreed that we will make available as promptly as practicable a copy of this prospectus, as it may be amended or supplemented, to any holder or any broker-dealer for use in connection with any such resale, together with an appropriate letter of transmittal and related documents. Any broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the exchange notes must notify us of this fact by checking the box on the letter of transmittal requesting additional copies of these documents.

Notwithstanding the foregoing, we are entitled under the registration rights agreement to suspend the use of this prospectus by broker-dealers under specified circumstances. For example, we may suspend the use of this prospectus if:

•	the SEC or any state securities authority requests an amendment or supplement to this prospectus or the related registration statement or additional information;

•	the SEC or any state securities authority issues any stop order suspending the effectiveness of the registration statement or initiates proceedings for that purpose;

•	we receive notification of the suspension of the qualification of the exchange notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose;

•	the suspension is required by law; or

•	an event occurs which makes any statement in this prospectus untrue in any material respect or which constitutes an omission to state a material fact in this prospectus.

In the event of such suspension, we will extend the period during which broker-dealers may use this prospectus by the number of days during the period from and including the date we give notice of such suspension to and including the date when such broker-dealers have received copies of a supplemented or amended prospectus or the date on which we give notice that the sale of the exchange notes may be resumed, whichever is earlier.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on those notes or a combination of those methods, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and certain transfer taxes and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the exchange notes will be passed upon for us by Maria C. Green, Esq. (or other senior general counsel as may be designated by us). Ms. Green, in her capacity as Deputy General Counsel and Assistant Secretary, is a participant in various of our employee benefit and incentive plans, including stock option plans, offered to employees. As of August 1, 2009, Ms. Green beneficially owns 8,699 shares of our common stock and has current exercisable options to purchase 41,000 shares of our common stock.

EXPERTS

The financial statements incorporated in this prospectus by reference as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008, and the effectiveness of Illinois Tool Works Inc.’s internal control over financial reporting as of December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ILLINOIS TOOL WORKS INC.

Offer to Exchange

5.15% Notes due 2014
6.25% Notes due 2019
that have been registered under the Securities Act

for

5.15% Notes due 2014
6.25% Notes due 2019

PROSPECTUS

       , 2009

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 102(b) (7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. The provisions of Article Thirteenth of the Registrant’s Restated Certificate of Incorporation eliminate the personal liability of directors of the Registrant to the extent set forth in the DGCL.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers against expenses (including attorneys’ fees actually and reasonably incurred), judgments, fines and settlements, in connection with any action, suit or proceeding (other than derivative actions), whether civil, criminal, administrative or investigative, if it is determined that such person acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, had no reasonable cause to believe that his or her conduct was unlawful. In a derivative action brought by or in the right of the corporation, the DGCL permits indemnification of any such person if he or she acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation, but no indemnification may be given where such person has been found to be liable to the corporation unless (and only to the extent that) a court determines that despite such finding of liability, such person is fairly and reasonably entitled to indemnification against such expenses which the court deems proper. Article V of the Registrant’s By-Laws provides for indemnification of the Registrant’s directors and officers to the fullest extent permitted by the DGCL. Article V further permits the Registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL.

The Registrant’s directors and officers are covered by insurance policies directly insuring them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

Item 21.	Exhibits and Financial Schedules

See the “Exhibit Index” following the signature pages hereto.

Item 22.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Glenview, State of Illinois, on August 10, 2009.

ILLINOIS TOOL WORKS INC.

By:	/s/ James H. Wooten, Jr.
Name: James H. Wooten, Jr.

Title:	Senior Vice President, General Counsel & Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 10, 2009.

Signature	Title

* David B. Speer	Chairman & Chief Executive Officer & Director (Principal Executive Officer)

/s/ Ronald D. Kropp Ronald D. Kropp	Senior Vice President & Chief Financial Officer (Principal Financial Officer)

/s/ Randall J. Scheuneman Randall J. Scheuneman	Vice President & Chief Accounting Officer (Principal Accounting Officer)

* William F. Aldinger	Director

* Marvin D. Brailsford	Director

* Susan Crown	Director

* Don H. Davis, Jr.	Director

* Robert C. McCormack	Director

* Robert S. Morrison	Director

* James A. Skinner	Director

S-1

Signature		Title

* Harold B. Smith		Director

* Pamela B. Strobel		Director

*By:	/s/ Ronald D. Kropp Ronald D. Kropp, as attorney-in-fact

S-2

EXHIBIT INDEX

Exhibit No.		Description of Exhibit

3.1		Restated Certificate of Incorporation of Illinois Tool Works Inc., filed as Exhibit 3(a) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 (Commission File No. 1-4797) and incorporated herein by reference.
3.2		By-laws of Illinois Tools Works Inc., amended and restated as of May 8, 2009, filed as Exhibit 3 to the Company’s Current Report on Form 8-K dated May 12, 2009 and incorporated herein by reference.
4.1		Indenture between Illinois Tool Works Inc. and The First National Bank of Chicago, as Trustee, dated as of November 1, 1986, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3 filed on January 15, 1999 (Commission File No. 333-70691) and incorporated herein by reference.
4.2		First Supplemental Indenture between Illinois Tool Works Inc. and Harris Trust and Savings Bank, as Trustee, dated as of May 1, 1990, filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-3 filed on January 15, 1999 (Commission File No. 333-70691) and incorporated herein by reference.
4.3		Officers’ Certificate dated March 26, 2009 establishing the terms, and setting forth the forms, of the 5.15% Notes due 2014 and the 6.25% Notes due 2019 filed as Exhibit 4.3 to the Company’s Form 8-K filed on March 27, 2009 (Commission File No. 1-4797) and incorporated herein by reference.
4.4		Registration Rights Agreement dated March 26, 2009, by and among the Company and HSBC Securities (USA) Inc. and Banc of America Securities LLC filed as Exhibit 4.4 to the Company’s Form 8-K filed on March 27, 2009 (Commission File No. 1-4797) and incorporated herein by reference.
5	.1**	Opinion of Maria C. Green, Esq.
12	.1*	Computation of ratio of earnings to fixed charges
23	.1*	Consent of Independent Registered Public Accounting Firm
23.2		Consent of Maria C. Green, Esq. (contained in opinion filed as Exhibit 5.1)
24.1		Powers of Attorney (contained on signature page)
25	.1**	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture relating to the exchange notes.
99	.1**	Form of Letter of Transmittal
99	.2**	Form of Notice of Guaranteed Delivery
99	.3**	Form of Letter to DTC Participants
99	.4**	Form of Letter to Clients
99	.5**	Form of Instructions to Registered Holder from Beneficial Owner

*	Filed herewith.

**	Previously filed.

E-1